SECURITIES AND EXCHANGE COMMISSION


                      Washington, DC  20549

                   __________________________


                            FORM 8-K



                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report: (Date of earliest event reported) May 15, 1995



                      CORNING INCORPORATED
     (Exact name of registrant as specified in its charter)

          New York                 1-3247         16-0393470
_________________________________________________________________
(State or other jurisdiction   (Commission       (I.R.S. Employer
     of incorporation)         File Number)   Identification No.)



One Riverfront Plaza, Corning, New York              14831
_________________________________________________________________
(Address of principal                              (Zip Code)
  executive offices)


                         (607) 974-9000
_________________________________________________________________
       (Registrant's telephone number, including area code)


                               N/A
_________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.   Other Events.

On May 15, 1995, Dow Corning Corporation announced that it had voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court in Bay City, Michigan. Dow Corning is a 50 percent owned equity investment of Corning Incorporated and The Dow Chemical Company. Attached for filing as an exhibit hereto is the press release of Corning Incorporated dated May 15, 1995 with respect to such announcement.

Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits.

Exhibits:

The Registrant's Press Release of May 15, 1995.

                          SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORNING INCORPORATED
                                        Registrant



Date: May 16, 1995                By  /s/ M. Ann Gosnell
                                       M. Ann Gosnell
                                       Assistant Secretary

                                        EXHIBIT


                                          Kathryn C. Littleton
                                          (607) 974-8206
                                          John H. Abrams
                                          (607) 974-8832



IMMEDIATE RELEASE
May 15, 1995


              CORNING INCORPORATED ISSUES STATEMENT
                IN RESPONSE TO DOW CORNING ACTION


     Corning, NY, May 15 -- In response to the announcement earlier today that Dow Corning Corporation has voluntarily chosen to file a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code, a spokesman for Corning Incorporated said today, "We understand and support Dow Corning's decision to seek the protection of the court so that it may continue to conduct its business and address the many aspects of this issue and the attendant litigation in a rational, organized fashion. Although it is unfortunate that these matters could not be resolved outside of Chapter 11, we believe today's action will eventually allow Dow Corning to emerge from the current environment as the ongoing, viable business it is."
     The accounting impact this Dow Corning action will have on Corning is still being evaluated. However, it is possible that Corning will be required to write-off its investment in, and discontinue recognition of equity earnings from Dow Corning. The book value of Corning's investment in Dow Corning is approximately $364 million and Dow Corning contributed $73 million to earnings before special charges in 1994, or approximately $0.35 per share.
     Dow Corning is a 50 percent owned equity investment of Corning Incorporated and The Dow Chemical Company.
     Corning Incorporated (NYSE:GLW) is a Fortune 500 company with annual sales of $4.8 billion. From its headquarters in Corning, NY, it operates international businesses which focus on the communications, life sciences, environment and consumer housewares markets.

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